SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 14, 2019
(Date of earliest event reported)

PRINCIPAL FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16725	42-1520346
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

711 High Street, Des Moines, Iowa 50392
(Address of principal executive offices)

(515) 247-5111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_____________________

Item 7.01    Regulation FD Disclosure

As highlighted on Principal Financial Group, Inc.’s (the “Company”) 2019 Outlook call held on December 3, 2018, and as emphasized within its Annual Report on Form 10-K (filed with the Securities and Exchange Commission on February 13, 2019), effective January 1, 2019, the Company began making changes to the allocation of certain compensation and other expenses and net investment income among its reportable business segments. These allocation changes were made as a result of an enterprise-wide global financial process improvement project.

The expense allocation changes simplify the allocation processes, increase transparency and allow for more effective expense management across the enterprise. The net investment income allocation changes better align the Company’s internal capital allocation with enterprise capital targets.

Segment results for prior periods will be recast so they are reported on a comparable basis, with no impact to total Company financial results. Today, the Company is providing on its Investor Relations website (at www.principal.com/investor) for illustrative purposes a recast, reformatted version of its financial supplement for the fourth quarter of 2018, using historical financial results.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

By: /s/ John Egan
Name: John Egan
Title: Vice President - Investor Relations

Date: March 14, 2019